UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2005

Tweeter Home Entertainment Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24091	04-3417513
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Pequot Way, Canton, Massachusetts		02021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 830-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The registrant has amended its credit agreement with a lenders’ syndicate led by Bank of America. The amendment adds $13 million in term loans and continues the existing revolving credit facility, at the same time reducing certain required reserves by $2.5 million. Of the $13 million in new term loans, Bank of America is providing $5 million and Back Bay Capital Funding LLC is providing $8 million. Neither term loan will require any scheduled principal payments. In addition, the interest rate charged on the company’s revolving credit facility for any LIBO rate loans was lowered by 25 basis points and the unused commitment fee was reduced by 5 basis points. Initial funding under the amended credit agreement occurred on July 25, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tweeter Home Entertainment Group, Inc.

July 28, 2005	By:	Joseph McGuire

Name: Joseph McGuire
Title: CEO/President